        Exhibit 10.2
EXECUTION COPY

FIRST AMENDMENT
OF
FEDERAL HOME LOAN BANK OF INDIANAPOLIS
2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(As Amended and Restated Effective August 1, 2021)
WHEREAS, the Federal Home Loan Bank of Indianapolis (the “Bank”) maintains the Federal Home Loan Bank of Indianapolis 2005 Supplemental Executive Retirement Plan (As Amended and Restated Effective August 1, 2021) (the “SERP”); and
WHEREAS, pursuant to Article VIII of the SERP, the Bank reserved the right to amend the SERP by action of its Board of Directors; and
WHEREAS, the Bank has determined that the SERP should be amended to reflect a change in job titles; and
WHEREAS, the Board of Directors of the Bank authorized this First Amendment to the SERP as set forth below;
NOW, THEREFORE, pursuant to the power reserved to the Bank under Article VIII of the SERP, the SERP is hereby amended by revising Section 2.1 to replace the reference to “Vice President” with “Director” effective as of January 1, 2025.
IN WITNESS WHEREOF, the Federal Home Loan Bank of Indianapolis has caused this First Amendment to be executed on its behalf by its duly authorized officers this 12th day of December, 2024, but effective as of January 1, 2025.
    FEDERAL HOME LOAN BANK OF
    INDIANAPOLIS

        By: /s/ KAREN GREGERSON

        By: /s/ ROBERT FISHER_____ _
ATTEST:

By: /s/ SHAUN CLIFFORD
Acting Corporate Secretary